EXHIBIT ITEM 23(j)(2)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Clipper Fund, Inc.:

We consent to the use of our report dated February 21, 2008 incorporated by reference in this Registration Statement of Clipper Fund, Inc. (consisting of one series, Clipper Fund) and to the references to our firm under the headings
"Financial Highlights" in the Prospectus for Clipper Fund and "Independent
Registered Public Accounting Firm" and "Disclosure of Portfolio Holdings"
appearing in the Statement of Additional Information.

                                        /s/ KPMG  LLP
                                        ----------------------------------------
                                        /s/ KPMG  LLP

Denver, Colorado
April 28, 2008